Exhibit 5.1

                      JENKENS & GILCHRIST PARKER CHAPIN LLP


                             THE CHRYSLER BUILDING              AUSTIN, TEXAS
                              405 LEXINGTON AVENUE             (512) 499-3800
                            NEW YORK, NEW YORK 10174          CHICAGO, ILLINOIS
                                                               (312) 425-3900
                                 (212) 704-6000                Dallas, Texas
                            FACSIMILE (212) 704-6288           (214) 855-4500
                                                               HOUSTON, TEXAS
                                www.jenkens.com               (713) 951-3300
                                                         LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800
                                                            SAN ANTONIO, TEXAS
                                                               (210) 246-5000
                                                              WASHINGTON, D.C.
                                                               (202) 326-1500

                                            May 30, 2001

ICOA, Inc.
111 Airport Road
Warwick, RI 02889


Dear Sir or Madam:

         We have acted as counsel to ICOA, Inc., a Nevada corporation (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of up to 7,500,000 shares of common stock, par value $.0001 per share (the "Common Stock"), to employees and directors of, and consultants to, the Company or any parent or subsidiary of the Company upon the exercise of options granted by the Company under the Company's 2000 Stock Option Plan (the "Plan"), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plan.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors adopting the Plan. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Finally, we are counsel admitted to practice only in the state of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the federal laws of the United States of America and the General Corporations Law of the State of Nevada.

         Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock that may be issued pursuant to the exercise of options granted under the Plan, when issued pursuant to the provisions of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.

                                                       Very truly yours,

                                                       /s/JENKENS & GILCHRIST
                                                            PARKER CHAPIN LLP
                                                          JENKENS & GILCHRIST
                                                            PARKER CHAPIN LLP